Exhibit 10.1
WARRANT PURCHASE AGREEMENT
     This Warrant Purchase Agreement (this “Agreement”) is executed this 7th day of February, 2002, by Mesa Air Group, Inc., a Nevada corporation (the “Company”), in favor of Raytheon Aircraft Company, a Kansas corporation (“RAC”), in accordance with the terms of that certain Settlement Agreement dated as of February 7, 2002, between the Company, certain of its subsidiaries, RAC and certain of its affiliates (the “Settlement Agreement”). In consideration of certain undertakings by RAC in favor of the Company under the Settlement Agreement and the payment of $0.01 in cash by RAC to the Company, the Company has agreed to grant RAC an option to purchase up to 233,068 warrants (each, a “Warrant”) each to purchase one fully paid and non-assessable share of the common stock of the Company, with no par value (the “Common Stock”). The shares of Common Stock purchasable upon exercise of the Warrants and the purchase price per Warrant are referred to herein as the “Warrant Shares” and the “Exercise Price,” respectively.
     Now, therefore, in consideration of the foregoing, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and RAC agree as follows:
     1. (a) Option to Purchase Warrants. Subject to the terms and conditions contained herein, the Company hereby grants RAC an option to purchase up to 233,068 Warrants in accordance with the following schedule (RAC’s option to purchase the specified number of Warrants on each Option Exercise Date listed below is referred to individually as a “Warrant Option” and collectively as the “Warrant Options”):

Option Exercise Date	Number of Warrants
2001 FY Relief Payment Date	13,401
2002 FY Relief Payment Date	116,534
2003 FY Relief Payment Date	58,267
2004 FY Relief Payment Date	44,866

233,068

Notwithstanding the foregoing, if at any time there shall exist (i) any default by the Company and/or its subsidiaries of their payment obligations under any of the Notes or any other Transaction Document that is not cured within ten (10) days following RAC’s delivery to the Company of notice thereof, or (ii) any breach by

Mesa of Section 2.1 of the Settlement Agreement (any such default or breach being referred to as a “Mesa Default”), the Option Exercise Date for all Warrant Options (to the extent not previously exercised) shall occur immediately upon the existence of such Mesa Default. Each Warrant Option shall be exercisable for a period of 10 days from and after the related Option Exercise Date or at any time that a Mesa Default shall exist.
     (b) Option Purchase Price. The purchase price payable to the Company for a Warrant Option (the “Option Purchase Price”) shall be $1.506 per Warrant.
     (c) Issuance of Warrants. In the event that RAC elects to exercise a Warrant Option, Computershare Trust Company, in its capacity as stock transfer agent for the Company with respect to the Warrants and the Warrant Shares (such entity or any successor stock transfer agent reasonably acceptable to RAC, the “Transfer Agent”) shall issue the related number of Warrants (with each Warrant to initially be exercisable for one share of Common Stock) to RAC, to be evidenced by a Warrant Certificate substantially in the form attached as Exhibit A hereto (each a “Warrant Certificate”), contemporaneously either (1) with RAC and the Company certification as to Company’s contemporaneous receipt in immediately available funds of the related Option Purchase Price and the amount of expense relief for the prior fiscal year (or portion thereof) pursuant to Section 1.1 of the Settlement Agreement, or (2) RAC’s certification that a Mesa Default shall have occurred and be continuing and that the Company has received payment of the related Option Purchase Price, either in cash or by setting off against any obligations owing to the Raytheon Entities that are then due and payable by the Company or any of its affiliates, including, without limitation, amounts owing in respect of the Settlement Agreement, the Notes, the Payment Deferral Note, the Raytheon Trade Accounts and amounts required to be paid to meet aircraft return conditions (such payment by setting off is referred to as a “Set-off Payment”). RAC and any subsequent registered holder of a Warrant (each, a “Holder”) shall have the rights and obligations set forth in this Agreement and in the Warrant Certificate evidencing such Warrant.
2. Warrant Certificate.
     (a) Form of Warrant Certificate. Each Warrant shall be evidenced by a Warrant Certificate. Each Warrant Certificate shall entitle, but in no way oblige, the Holder thereof to exercise such number of Warrants as shall be set forth thereon at the Exercise Price; provided, that the number of Warrants and the Exercise Price shall be subject to adjustment as provided herein. Each Warrant Certificate shall provide for a “net issuance request,” which will permit the Holder to request that the Company allow the Holder thereof to surrender some of the Warrants evidenced thereby for cancellation and receive in exchange for other Warrants evidenced thereby shares of Common Stock, without the payment of any cash, on the basis of a formula set forth in such Warrant Certificate, provided, however, that the Company shall have no obligation to agree to the issuance of the Warrant Shares on a net issuance basis.
     (b) Signature and Registration on the Books of the Transfer Agent.
     (i) The Warrant Certificates shall be manually executed on behalf of the Company by its Chairman of the Board, its President or any Vice President and shall be manually attested by the Secretary or an Assistant Secretary of the Company. The Company shall deliver each Warrant Certificate, undated, that is subject to each Warrant Option to the Transfer Agent by not later than February 7, 2002. The Transfer Agent shall thereupon notify RAC in writing of its receipt of the Warrant Certificates.
     (ii) The Transfer Agent will keep or cause to be kept at its principal office books for the registration and transfer of the Warrant Certificates and Warrant Shares issuable hereunder.
     (iii) The Transfer Agent shall date each Warrant Certificate upon issuance pursuant to exercise of each Warrant Option.
     (c) Transfer, Split-Up, Combination and Exchange of Warrant Certificates. Subject to compliance with all applicable laws and the provisions of this Agreement, at any time prior to the close of business on the day three (3) years from the date shown as the issuance date on the face of the applicable Warrant Certificate, or if such day falls on a weekend or holiday, the next following day on which banks in Phoenix, Arizona are normally open for business (the “Final Expiration Date”), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the Holder or Holders thereof to exercise the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered to the Transfer Agent by the Holder thereof then entitled such Holder to exercise. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Transfer Agent with a copy to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged, at the principal office of the Transfer Agent. Thereupon the Transfer Agent shall deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.
     (d) Subsequent Issuance of Warrant Certificates. Subsequent to their original issuance in accordance with Section 1, no Warrant Certificates shall be issued except (i) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrant Certificates pursuant to Section 2(c), (ii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates, and (iii) any Warrant Certificate issued pursuant to Section 3(d) upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.
3. Exercise of Warrants; Exercise Price.
     (a) The Holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part by surrendering such Warrant Certificate, with the form of election to exercise attached thereto duly completed and executed, to the Transfer Agent at its principal office with a copy to the Company, together, to the extent necessary, with payment of the aggregate Exercise Price for the Warrants being exercised, at or prior to the close of business on the Final Expiration Date.
     (b) The Exercise Price for each Warrant shall initially be $10.00, which the Company represents and warrants is the fair market value per share of the Common Stock as of January 8, 2002 based on the then-prevailing trading price. The Exercise Price shall be subject to adjustment from time to time as provided in Section 6 and shall be payable in accordance with Section 3(c).
     (c) Upon receipt of a Warrant Certificate, with the form of election to exercise duly completed and executed, accompanied by payment of the aggregate Exercise Price for the Warrants being exercised, except (x) to the extent that the Holder thereof has made, and the Company has accepted, a net issuance request, and an amount equal to any applicable transfer taxes required to be paid by such Holder in accordance with Section 5(c) in cash or by certified check or cashier’s check payable to the order of the Company or (y) to the extent that RAC shall have certified that a Mesa Default shall have occurred and be continuing and that it has made a Set-off Payment in the amount specified in that certification, the Company shall promptly: (i) requisition from the Transfer Agent certificates for the number of shares of Common Stock being purchased; (ii) when appropriate, prepare or cause to be prepared a check for the amount of cash to be paid in lieu of the issuance of a fractional share in accordance with Section 7; (iii) cause the Transfer Agent to deliver such certificates to or upon the order of such Holder, registered in such name or names as designated by such Holder; and (iv) when appropriate, deliver such check to or upon the order of such Holder. The Company hereby irrevocably authorizes the Transfer Agent to comply with all such requests from the Holder or the Company in accordance with this Agreement, including, without limitation, this Section 3(c).
     (d) If the Holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing a number of Warrants equal to the number of Warrants remaining unexercised shall be issued by the Transfer Agent to such Holder or to its duly authorized assigns, subject to the provisions of Section 7.

4. Cancellation of Warrant Certificates. All Warrant Certificates surrendered to the Transfer Agent for exercise, transfer, split up, combination or exchange shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement.
5. Reservation and Availability of Common Stock; Taxes; Registration.
     (a) The Company shall, at all times, reserve and keep available out of its authorized and unissued shares of Common Stock or out of any shares of Common Stock held in its treasury that number of shares of Common Stock that will from time to time be sufficient to permit the exercise in full of all Warrants that are or may be issued pursuant to this Agreement.
     (b) The Company shall take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants shall, at the time of delivery of the certificates for such shares of Common Stock to the Transfer Agent and at all times thereafter, be duly authorized, validly issued, fully paid and non-assessable.
     (c) The Company shall pay when due and payable any and all federal and state transfer taxes and charges (other than any applicable income taxes) that may be payable in respect of the issuance or delivery of Warrant Certificates or of certificates for shares of Common Stock receivable upon the exercise of any Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery of any Warrant Certificate or stock certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered.
     (d) RAC shall have the right, so long as it holds any Warrants or Warrant Shares, to demand that all Warrant Shares be duly registered under all applicable securities laws, including but not limited to the Securities Act of 1933, as amended (the “1933 Act”) and to request that such registration remain effective until October 15, 2006. In the event that any such demand registration is made by RAC, the Company shall file within forty-five (45) days a registration statement with the Securities and Exchange Commission and diligently pursue and maintain the effectiveness of such registration statement for so long as RAC requests. RAC agrees to reimburse the Company, on a timely basis, for its pro rata share (based on the number of Warrant Shares being included in any such demand registration as compared to the total number of shares of Common Stock being included therein) of all reasonable out of pocket costs associated with any demand registration of such Common Stock as well as for the reasonable maintenance costs, if any, of such registration. In addition, if at any time the Company determines or is required to file a registration statement under the 1933 Act to register an offering of shares of Common Stock, the Company shall give to RAC at least thirty (30) days’ prior written notice of such filing. If, within fifteen (15) days after receipt of any such notice, RAC so requests in writing, the Company must include in such registration statement all of the Warrant Shares purchasable or purchased from time to time upon exercise of the Warrants that RAC requests to be so included. RAC agrees to reimburse the Company, on a timely basis, for all reasonable out of pocket costs associated with any demand registration of such Common Stock as well as for the reasonable maintenance costs, if any, of such registration.
6. Adjustments.
     (a) General. The Exercise Price, the number of outstanding Warrants and the number and kind of stock or other securities or property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time pursuant to the terms of this Section 6. For the avoidance of doubt and notwithstanding any provision contained in this Agreement to the contrary, the adjustments contained in this Section 6 shall apply to the Warrants that may be issued in the future in the same manner as if such Warrants had been issued on the date of this Agreement (also referred to as the “Original Issue Date”).
     (b) Adjustment for Stock Splits and Combinations. If the Company, at any time or from time to time, after the Original Issue Date effects a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased. If the Company, at any time or from time to time, after the Original Issue Date combines the outstanding shares of Common Stock, the Exercise Price in effect immediately before the combination shall be proportionately increased. Any adjustment in accordance with this Section 6(b) shall become effective at the close of business on the date that the related subdivision or combination becomes effective.
     (c) Adjustment for Reorganization, Reclassification or Substitution. If the shares of Common Stock issuable upon exercise of the Warrants are changed into the same or a different number of shares of any class or classes of stock of the Company or other securities or property of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above or a stock dividend, merger, consolidation, share exchange or sale of assets provided for below), then, from and after each such event, each Holder of a Warrant shall have the right to exercise such Warrant for the amount and kind of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by a holder of the number of shares of Common Stock for which such Warrant would have been exercisable immediately prior to such reorganization, reclassification or change, subject to further adjustment as provided herein.
     (d) Adjustment for Merger, Consolidation, etc. In case of any merger, consolidation or share exchange of the Company with or into another person, a sale of all or substantially all of the assets of the Company to another person or any other transaction involving the Company and another person having a similar effect (other than a subdivision or combination of shares or reorganization, reclassification or other transaction provided for above or a stock dividend provided for below), then, from and after each such event, each Holder of a Warrant shall have the right to exercise such Warrant for the amount and kind of shares of stock and other securities and property receivable upon such merger, consolidation, share exchange, sale or other transaction by a holder of the number of shares of Common Stock for which such Warrant would have been exercisable immediately prior to such merger, consolidation, share exchange, sale or other transaction, subject to further adjustment as provided herein. In each such case, prior to and as a condition to the consummation of any such transaction, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made in the provisions of this Section 6 with respect to the rights and interests of the Holders of the Warrants, to the end that these provisions shall thereafter be applicable, in as equivalent a manner as reasonably can be achieved, in relation to any shares of stock, other securities or property thereafter deliverable upon exercise of the Warrants.
     (e) Adjustment for Certain Dividends and Distributions. If the Company, at any time or from time to time, after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then, and in each such event, the Exercise Price in effect from and after the time of such issuance or, in the event such a record date has been fixed, the close of business on such record date shall be equal to the product of the Exercise Price in effect immediately prior to such time multiplied by a fraction:
     (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and
     (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issued or issuable in payment of such dividend or distribution; provided, however, that if such a record date has been fixed and such dividend is not fully paid or such distribution is not fully made on the date set therefor, then the Exercise Price then in effect shall be appropriately recalculated as of the close of business on such record date.
     (f) Adjustments for Other Dividends and Distributions. If the Company, at any time or from time to time, after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the

Company or any subsidiary of the Company other than shares of Common Stock, then, and in each such event, appropriate provision shall be made so that each Holder of a Warrant exercised after such issuance or such record date, as the case may be, shall receive, in addition to the shares of Common Stock otherwise receivable upon such exercise, the amount of securities and other property, if any, that would have been received by such Holder had such Warrant been exercised immediately prior to such issuance or the close of business on such record date and the securities received upon such exercise been retained from the date of such issuance or such record date to and including the actual exercise date of such Warrant.
     (g) Adjustment in Number of Warrants. When any adjustment is required to be made in the Exercise Price pursuant to this Section 6, then the number of outstanding Warrants shall be simultaneously adjusted to equal the number determined by dividing (i) the product of the number of Warrants outstanding immediately prior to such adjustment multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.
     (h) Certificate as to Adjustment. Upon the occurrence of any event that results or will result in an adjustment of the Exercise Price pursuant to this Section 6, the Company shall promptly compute such adjustment in accordance with the terms of this Section 6 and furnish to each Holder of a Warrant a certificate setting forth such adjustment and the related adjustment in the number of outstanding Warrants and describing in reasonable detail the facts upon which such adjustments are based. The Company shall, upon the written request at any time of any Holder of a Warrant, furnish or cause to be furnished to such Holder a certificate setting forth (i) all such adjustments since the Original Issue Date, (ii) the Exercise Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property that would then be receivable upon exercise of a Warrant.

7. Fractional Shares.
     (a) The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrants or to distribute certificates that evidence fractional shares of Common Stock. In lieu of issuing a fractional share of Common Stock, the Company shall pay to the Holder of any Warrants at the time such Warrants are exercised an amount in cash equal to the same fraction of the current market value of one share of Common Stock on the date that such Warrants are exercised.
     (b) For purposes hereof, the current market value of a share of Common Stock (or any other security) shall be the closing price per share of Common Stock (or the standard unit for such other security) on the date of determination. Such closing price shall be:
     (i) the last sale price, regular way, or, in case no such sale takes place, the average of the closing bid and asked prices on the date of determination, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or
     (ii) if the Common Stock (or such other class or series of securities) is not listed or admitted to trading on the New York Stock Exchange, the last sale price, regular way, or, in case no such sale takes place, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock (or such other class or series of securities) is listed or admitted to trading; or
     (iii) if the Common Stock (or such other class or series of securities) is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use by such organization; or
     (iv) if the Common Stock (or such other class or series of securities) is not listed or admitted to trading on any national securities exchange and prices therefor are not reported by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock (or such other class or series of securities) selected by the Board; or

     (v) if the Common Stock (or such other class or series of securities) is not so listed or admitted to trading and prices therefor are not so reported or quoted, the fair market value per share (or other appropriate unit) as determined in good faith by the Board, whose determination shall be conclusive and binding on all Holders of Warrants.
8. Agreement of Warrant Holders and RAC. In the event that any Warrant Options are exercised and any Warrants are issued in accordance with Section 1 of this Agreement, every Holder of a Warrant, by accepting the same, acknowledges and agrees with the Company and with every other Holder of a Warrant that:
     (a) Each Warrant is transferable only by the transfer of the Warrant Certificate that evidences such Warrant upon the registry books of the Transfer Agent which shall be accomplished by surrendering such Warrant Certificate for transfer at the Transfer Agent’s principal office, duly endorsed or accompanied by a proper instrument of transfer; and
     (b) The Transfer Agent may deem and treat the person in whose name a Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever, notwithstanding any notations of ownership or writing on such Warrant Certificate made by anyone other than the Company or the Transfer Agent or any other notice to the contrary.
In addition to the above Clauses (a) and (b) of this Section 8, but in no way limiting the free transferability of the Warrants except as described in this Section 8, and in the event that any Warrant Options are exercised and any Warrants are issued in accordance with Section 1 of this Agreement, RAC or its permitted transferees, as a Holder of a Warrant, by accepting the same, acknowledges and agrees that it shall not, without the prior written consent of the Company, assign or transfer less than 13,000 Warrants to any single entity or person. Furthermore, RAC also acknowledges and agrees that it shall not, nor shall any transferee of any Warrant Certificate, without the prior written approval of the Company, assign or transfer any Warrant or portion thereof to any entity or person engaged in the United States regional airline business when such person or entity could reasonably be considered a competitor of the Company.
9. Warrant Certificate Holder Not Deemed a Stockholder. No Holder of any Warrant, as such, shall be entitled to vote or receive dividends or shall be deemed for any other purpose the holder of the shares of Common Stock or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon the Holder of any Warrant, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any other matter submitted to stockholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, except as otherwise expressly provided herein or therein or until such Warrant has been exercised in accordance with the provisions hereof and thereof.
10. Issuance of New Warrant Certificates. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Board, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Warrants.
11. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Settlement Agreement.
12. Successors and Assigns. The terms of this Agreement shall be binding upon the Company and RAC and their respective permitted successors and assigns.
13. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.
14. Integration. This Agreement, the Settlement Agreement and the Warrant Certificates represent the entire agreement of the Company and RAC with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either relative to the subject matter hereof and thereof not expressly set forth or referred to herein, in the Settlement Agreement or in the Warrant Certificates.
15. Governing Law; Consent to Jurisdiction.
THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF KANSAS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF KANSAS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE PARTIES HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER CURRENT TRANSACTION DOCUMENTS SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. EACH OF THE PARTIES HEREBY CONSENTS AND AGREES TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS AND HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW

OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
     16. Notices. Any notice or correspondence required to be sent hereunder shall be in writing and shall be delivered by hand, sent by nationally recognized overnight courier or sent by facsimile and confirmed by delivery via overnight courier, addressed as follows (or to such other or further addresses as the parties may hereafter designate by like notice similarly sent):

If to the Company:	Mesa Air Group, Inc.
A410 N. 44th Street, Suite 700
Phoenix, Arizona 85008

	Attention:	Chief Financial Officer

	Telephone:	(602) 685-4000
	Telecopier:	(602) 685-4014

with a copy to:	Mesa Air Group, Inc.
A410 N. 44th Street, Suite 700
Phoenix, Arizona 85008

	Attention:	Vice President and General Counsel

	Telephone:	(602) 685-4000
	Telecopier:	(602) 685-4352

If to RAC:	Raytheon Aircraft Company
9709 East Central
Wichita, Kansas 67206

	Attention:	Michael J. Scheidt

	Telephone:	(316) 676-8821
	Telecopier:	(316) 676-7636

with a copy to:	Raytheon Company
141 Spring Street
Lexington, MA 02421

	Attention:	Richard A. Goglia,
Vice President and Treasurer

	Telephone:	(781) 860-2240
	Telecopier:	(781) 860-2341

and	Peter D. Schellie, Esq.
Bingham Dana LLP
1120 20th Street, NW, Suite 800
Washington, DC 20036

	Telephone:	(202) 778-6150
	Telecopier:	(202) 778-6155
	Telephone:	(202) 778-6150
	Telecopier:	(202) 778-6155
Any such communications shall be deemed to have been duly given or made and to have become effective if delivered by hand, internationally recognized overnight delivery service or facsimile to a responsible officer of the person to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile (receipt of which has been confirmed by telephonic or electronic means).
17. Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.
18. Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and RAC.
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     Witness the due execution of this Agreement as of the date first above written.

ATTEST:	MESA AIR GROUP, INC.

By:	By:

Name:	Name:

Title:	Title:

RAYTHEON AIRCRAFT COMPANY

By:

Name:

Title:

ACKNOWLEDGED
AND AGREED:

COMPUTERSHARE TRUST COMPANY

By:

Name:

Title:

By:

Name:

Title: